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                                                                      EXHIBIT 99

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INDEPENDENT ACCOUNTANT'S REPORT



Board of Directors and Shareholders
Columbia Bancorp and Subsidiary


We have reviewed the accompanying consolidated balance sheet of Columbia Bancorp and Subsidiaries as of September 30, 2000, and the related consolidated statements of income for the three and nine-month periods ended September 30, 2000 and cash flows for the nine-month period ended September 30, 2000. These financial statements are the responsibility of Columbia Bancorp's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Columbia Bancorp and Subsidiaries as of December 31, 1999 and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended not presented herein; and in our report dated January 25, 2000, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1999, is fairly presented in, all material respects, in relation to the consolidated balance sheet from which it has been derived.


/s/ MOSS ADAMS LLP


Portland, Oregon
November 8, 2000